Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
MedQuist Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-86443, No. 333-69687, No. 333-58113 and No. 333-03974) on Form S-3, (No. 333-51508, No. 333-09541, No. 333-09543, No. 333-66447, No. 333-85743, No. 333-49776, No. 333-65966 and No. 333-108700) on Form S-8 and (No. 333-57265 and No. 333-66447) on Form S-4 of MedQuist Inc. and subsidiaries of our reports dated August 31, 2007, with respect to the consolidated balance sheets of MedQuist Inc. and subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of operations, shareholders’ equity and other comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of MedQuist Inc.
Our report dated August 31, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, expresses our opinion that MedQuist Inc. did not maintain effective internal control over financial reporting as of December 31, 2006 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that material weaknesses were identified in the following areas: entity-level controls and revenue recognition.
Our report on the consolidated financial statements and related financial statement schedule contains an explanatory paragraph that states that MedQuist Inc. adopted Statement of Financial Accounting Standards No. 123(R), Share Based Payment, effective January 1, 2006.
/s/ KPMG LLP
Philadelphia, PA
August 31, 2007